EXHIBIT 10.2
FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT

This Fourth Amended and Restated Advisory Agreement (this “Agreement”) is entered into on this the 4th day of October, 2019, and which shall be effective as of the date hereof, by and among CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation (the “Company”), CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (the “Partnership”) and CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company intends to continue to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Partnership and conducts all of its business and make all of its investments in Properties and other Assets through the Partnership;

WHEREAS, Carter/Validus Operating Partnership, LP, a Delaware limited partnership (“OP I”), is a party to the Third Amended and Restated Advisory Agreement, dated as of April 11, 2019, as amended (the “Third A&R Agreement”);

WHEREAS, the Partnership, as the sole general partner of OP I, has determined that OP I should not be a party to this Agreement and has consented on OP I’s behalf to this Agreement;

WHEREAS, this Agreement amends and restates the Third A&R Agreement in its entirety;

WHEREAS, the Company and the Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (the “Board”) of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses. Any and all expenses incurred by the Company, OP I, the Partnership, the Advisor, or any Affiliate of either in connection with the selection, evaluation, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of an Asset, including, without limitation, Disposition Fees, selection fees, Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be

Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

Acquisition and Advisory Fees. The fees payable to the Advisor pursuant to Section 3.01(b) of this Agreement.

Advisor. Carter Validus Advisors II, LLC, a Delaware limited liability company, any successor advisor to the Company and the Partnership, or any Person to which Carter Validus Advisors II, LLC, or any successor advisor subcontracts all or substantially all of its functions.

Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Appraised Value. Value according to an appraisal made by an Independent Appraiser, which may take into consideration any factor deemed appropriate by such Independent Appraiser, including, but not limited to, current market and property conditions, any unique attributes of the investment operations, current and anticipated income and expense trends, the terms and conditions of any lease of a relevant property, the quality of any lessee’s, borrower’s or other counter–party’s credit and the conditions of the credit markets. The Appraised Value of a Property may be greater than the construction cost or the replacement cost of the Property.

Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

Assets. Properties, Mortgages and other direct or indirect investments in equity interests in, or loans secured by, Real Property (other than investments in bank accounts, money market funds or other current assets, whether with the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company or the Partnership, directly or indirectly through one or more of its Affiliates.

Asset Management Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Board is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, and solely for such purpose, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent Assets’ aggregate valuation established by the Board without reduction for depreciation, bad debts or other non-cash reserves.

Board. The Board of Directors of the Company.

Bylaws. The bylaws of the Company, as the same are in effect as amended from time to time.

Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% or more of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Carter Validus Mission Critical REIT II, Inc., a corporation organized under the laws of the State of Maryland.

Competitive Disposition Fee. A real estate or brokerage commission paid or, if no such commission is paid, the amount that customarily would be paid, for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type and location of the Property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset, or the amount of funds advanced with respect to a Mortgage, exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.

CV I. Carter Validus Mission Critical REIT, Inc., a Maryland corporation, which merged with and into Carter Validus Mission Critical REIT II, LLC (f/k/a Lightning Merger Sub, LLC) and ceased to exist upon consummation of the Merger.

Dealer Manager. SC Distributors, LLC, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

Development Fee. A fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director. A member of the Board.

Distributions. Any dividends or other distributions of money or other property paid by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Disposition Fee. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to Section 3.01(c).

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, dealer manager fees, or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions or dealer manager fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or the Partnership or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.

Independent Director. A Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company or as a director of any other real estate investment trust organized by the Sponsor or advised by the Advisor, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

Joint Ventures. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.

Listing or Listed. The approval of the Company’s application to list the Shares by a national securities exchange and the commencement of trading in the Shares on the respective national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

Merger. The merger of CV I with and into a subsidiary of the Company pursuant to that certain Agreement and Plan of Merger, dated April 11, 2019, among Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, and Lightning Merger Sub, LLC.

Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.

NAV. Net asset value, as calculated in accordance with the procedures described in the Prospectus, or other public filings made by the Company.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan and Shares offered under any employee benefit plan.

Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Performance Fee, (vii) Acquisition and Advisory Fees and Acquisition Expenses, (viii) Disposition Fees on the Sale of Property, and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

OP I. Shall have the meaning set forth above.

Organization and Offering Expenses. All expenses incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration of and subsequently offering and distributing its Shares to the public, which may include, but are not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activities; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees; and accountants’ and attorneys’ fees.

Partnership. Shall have the meaning set forth above.

Performance Fee. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met pursuant to Section 4.03(b) or (c) of this Agreement.

Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company or the Partnership, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of the Shares, including, without limitation, commissions payable to SC Distributors, LLC.

Shares. Any shares of the Company’s common stock, par value $.01 per share.

Soliciting Dealer. A broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc., or that is exempt from broker-dealer registration, and who, in either case, has executed participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor. Carter Validus REIT Investment Management Company II, LLC, a Florida limited liability company.

Stockholders. The record holders of the Shares as maintained in the books and records of the Company or its transfer agent.

Stockholders’ 8.0% Return. As of any date, an aggregate amount equal to an 8.0% cumulative, non-compounded, annual return on Invested Capital.

Termination Date. The date of termination of this Agreement.

2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such period or 25% of Net Income over the same period.

ARTICLE II
THE ADVISOR
2.01    Appointment. The Company and the Partnership hereby appoint the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02    Duties of the Advisor. Subject to Section 2.07, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company, OP I and the Partnership investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, other public filings made by the Company, Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:

(a)    find, evaluate, present and recommend to the Company investment opportunities consistent with the Company’s investment policies and objectives;

(b)    serve as the Company’s, OP I’s and the Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Company’s investment policies;

(c)    provide the daily management of the Company, OP I and the Partnership and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company, OP I and the Partnership;

(d)    maintain and preserve the books and records of the Company, OP I and the Partnership, including stock books and records reflecting a record of the Stockholders and their ownership of the Shares;

(e)    investigate, select, and, on behalf of the Company, OP I and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name and on behalf of the Company, OP I and the Partnership with any of the foregoing;

(f)    consult with the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company, OP I and the Partnership;

(g)	review and analyze the operating and capital budgets prepared and submitted by a third party for each property;

(h)    subject to the provisions of Sections 2.02(j)-(l) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) make investments in Assets on behalf of the Company, OP I or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;

(i)	provide the Board with periodic reports regarding prospective investments in Assets;

(j)    if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;

(k)    obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets with a Contract Purchase Price equal to or greater than $15,000,000;

(l)    obtain the prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;

(m)    negotiate on behalf of the Company, OP I and the Partnership with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company, OP I and the Partnership with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, OP I and the Partnership, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as a broker-dealer or an underwriter; and provided further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(n)    obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company, OP I and the Partnership in Assets;

(o)    from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company, OP I and the Partnership under this Agreement;

(p)    provide the Company, OP I and the Partnership with, or assist the Company, OP I and the Partnership in arranging for, all necessary cash management services;

(q)    deliver to or maintain on behalf of the Company, OP I and the Partnership copies of all appraisals obtained in connection with the investments in Assets;
(r)    upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company, OP I and the Partnership in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company. OP I and the Partnership and handling, prosecuting and settling any claims of the Company, OP I and the Partnership, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(s)    supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;

(t)	provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

(u)    assist the Company, OP I and the Partnership in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(v)	do all things necessary to assure its ability to render the services described in this Agreement.

2.03    Authority of Advisor. Pursuant to the terms of this Agreement, including the duties set forth in Section 2.02 and the restrictions included in this Section 2.03 and in Section 2.06, and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities for the Company, OP I and the Partnership,(ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company, OP I or the Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing and refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform property management, acquisition, advisory, disposition or other services for the Company, OP I and the Partnership, and (vi) arrange for, or provide, accounting and other record-keeping functions at the Asset level.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Company and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company, OP I and the Partnership prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.

2.04    Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company, OP I and the Partnership or in the name of the Company, OP I or the Partnership, as applicable, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds of the Company, OP I or the Partnership shall be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Company, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.

2.05    Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time, upon reasonable request, during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company, OP I and the Partnership.

2.06    Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT or of OP I and the Partnership as a partnership for federal income tax purposes, (b) subject the Company, OP I or the Partnership to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, OP I or the Partnership, the Shares or its other securities, or (d) not be permitted by the Articles of Incorporation or Bylaws or agreement of limited partnership of the Partnership and OP I, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, employees or stockholders, except as provided in Section 5.02 of this Agreement.

2.07    Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company, OP I or the Partnership are participants, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company, OP I or the Partnership and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. The Advisor shall inform the Board at least quarterly of the investment opportunities that were offered to other programs sponsored by the Sponsor, Advisor or any Director or their Affiliates with similar investment objectives as the Company’s. If the Sponsor, Advisor, any Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

Once each quarter, senior representatives of the Advisor will meet with at least a majority of the Independent Directors for the purpose of reviewing the Advisor’s compliance with the Guidelines with respect to all investments allocated among the Sponsor, the Company and each other REIT and investment program managed by an Affiliate of the Sponsor (each, together with its Affiliates, an “Investment Entity,” and collectively, the “Investment Entities”) during the most recently completed fiscal quarter. The quarterly review will take place at the regularly scheduled quarterly meeting of the Board, or at another time and place that are mutually determined by the Advisor and the Independent Directors, and may include representatives of other Investment Entities. The Advisor will use its best efforts to distribute a report reasonably in advance of each quarterly review meeting containing a list of all investments allocated to the Investment Entities, the particular Investment Entity to which each investment was allocated, a brief description of the investment, the purchase price of each investment and acquisition fees (if any) paid to the Advisor and its Affiliates in connection with each investment. Representatives of the Advisor shall be prepared to discuss each investment and the reasons for its allocation to particular Investment Entities at the quarterly review meeting.

ARTICLE III
COMPENSATION

3.01	Fees.

(a)    Asset Management Fee. The Company shall pay to the Advisor an Asset Management Fee equal to 1/12th of 0.75% of the sum of the Contract Purchase Price, the Acquisition Expenses, Construction Fee and other customarily capitalized costs but excluding Acquisition Fees, monthly in arrears based on Assets held by the Company on the last day of such month.

(b)    Acquisition and Advisory Fees. The Company shall pay the Advisor or an Affiliate of the Advisor, a fee in the amount of 2.0% of the Contract Purchase Price of each Asset as Acquisition and Advisory Fees. The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation and shall not exceed six percent (6%) of the Contract Purchase Price. Acquisition and Advisory Fees shall be paid as follows: (1) for real property (including properties where development/redevelopment is expected), at the time of acquisition, (2) for development/redevelopment projects (other than the initial acquisition of the real property), at the time a final budget is approved, and (3) for loans and similar assets (including without limitation mezzanine loans), quarterly based on the value of loans made or acquired. In the case of a development/redevelopment project subject to clause (2) above, upon completion of the development/redevelopment project, the Advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Acquisition and Advisory Fee was initially based, the Advisor will pay or invoice the Company for 2.0% of the budget variance such that the Acquisition and Advisory Fee is ultimately 2.0% of amounts expended on such development/redevelopment project.

(c)    Disposition Fee. If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive a Disposition Fee up to the lesser of 1.0% of the Contract Sales Price and one-half of the brokerage commission paid if a third party broker is involved. The Disposition Fee may be paid in addition to Disposition Fees paid to non-Affiliates, provided that the total Disposition Fees paid to all Persons by the Company (including the Disposition Fee) shall not exceed an amount equal to the lesser of (i) the Competitive Disposition Fee or (ii) 6.0% of the Contract Sales Price of a Property.

(d)     Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for perpetual life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors may consider any of the factors they deem relevant, including but not limited to: (a) the size of the Advisory Fees in relation to the size, composition and profitability of the Company’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, servicing, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for the account of other clients.
(e)    Construction Fee. If the Advisor or an Affiliate of the Advisor provides construction, or construction related services, including acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on the Company’s properties, the Company shall pay the Advisor or the Affiliate of the Advisor, as the case may be, a Construction Fee up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable. These fees shall not exceed fees that are usual and customary for comparable services rendered for similar projects in the geographic market where services are provided.

(f)    Payment. For purposes of the payment of compensation to the Advisor in the form of Shares, the value of each Share shall be the most recently determined estimated NAV per share (the “NAV”) as determined by the Board or an independent appraiser. If shares are being offered to the public at the time a fee is paid in Shares, the value shall be the price of the Shares without commissions. The NAV may be adjusted on a quarterly or other basis by the Board to account for significant capital transactions.

3.02	Expenses.

(a)    In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company or the Partnership shall pay directly or reimburse the Advisor, as applicable, for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company, OP I and the Partnership pursuant to this Agreement, including, but not limited to:
(i)    Organization and Offering Expenses, but only to the extent the reimbursement would not cause the Selling Commissions, the dealer manager fees and the other Organization and Offering Expenses borne by the Company to exceed 15% of the Gross Proceeds raised in each completed Offering. Within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursed by the Company to the Advisor to the extent that such reimbursements exceed 15% of the Gross Proceeds raised in the applicable completed Offering. The Advisor shall be responsible for the payment of the Organization and Offering Expenses in excess of 15% of the Gross Proceeds. In the event the Company does not raise the minimum amount of the Offering as set forth in the Prospectus, the Advisor shall not be reimbursed for any Organization and Offering Expenses;
(ii)    Acquisition Expenses incurred in connection with the selection and acquisition of Assets in an amount estimated to be up to 0.75% of the Contract Purchase Price, subject, however, to the aggregate six percent (6%) cap on Acquisition and Advisory Fees and Acquisition Expenses set forth in Section 3.01(b);
(iii)    the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares;

(iv)	interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)	taxes and assessments on income or property and taxes as an expense of doing business;

(vi)	costs associated with insurance required in connection with the business of the Company or by the Board;
(vii)    expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non- affiliated Person;

(viii)	all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;
(ix)    expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees, and Listing and registration fees;
(x)    expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;
(xi)    expenses of organizing, reorganizing, liquidating or dissolving the Company or amending the Articles of Incorporation or the Bylaws;

(xii)    expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(xiii)    administrative service expenses, including all costs and expenses incurred by the Advisor in fulfilling its duties hereunder. Such costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees and key personnel of the Advisor who are engaged in the management, administration, operations, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder; and

(xiv)	audit, accounting and legal fees.

No reimbursement shall be made for costs of personnel of the Advisor or its Affiliates to the extent that such personnel perform services in connection with services for which the Advisor receives the Acquisition and Advisory Fee or the Disposition Fee.

(b)    Expenses incurred by the Advisor on behalf of the Company and the Partnership and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company and the Partnership during each quarter, and shall deliver such statement to the Company and the Partnership within 45 days after the end of each quarter.

3.03    Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company, OP I and the Partnership other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.
3.04    Reimbursement to the Advisor. The Company shall not reimburse the Advisor, at the end of any fiscal quarter, for any Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Operating Expenses exceed (the “Excess Amount”) the greater of (i) 2% of Average Invested Assets or (ii) 25% of Net Income (the “2%/25% Guidelines”) for that period of four consecutive quarters unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company.

ARTICLE IV

TERM AND TERMINATION

4.01    Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a one-year term and shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02    Termination. This Agreement will automatically terminate upon Listing. This Agreement also may be terminated at the option of any party (i) immediately upon a Change of Control or (ii) upon 60 days’ written notice without cause or penalty (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination (i.e., Section 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 2.05, 2.06 and 4.02 through 6.11 shall survive the termination of this Agreement.

4.03	Payments to and Duties of Advisor upon Termination.

(a)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement.

(b)    In the event of a termination, the Advisor will have the right to tender its special limited partnership units for redemption in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership.

(c)	The Advisor shall promptly upon termination:
(i)    pay over to the Company all money collected and held for the account of the Company or the Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)	deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and
(iv)    cooperate with, and take all reasonable actions requested by, the Company or the Partnership to provide an orderly management transition.

ARTICLE V
INDEMNIFICATION
5.01    (a) The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines under the Articles of Incorporation. The Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b)The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the advisor or its Affiliates provides the Company with a written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; and (iv) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.
(c)Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.

5.02    Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI
MISCELLANEOUS
6.01    Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company or the Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company and the Partnership resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02    Relationship of Advisor and Company. The Company, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Advisor and its Affiliates have or may have a proprietary interest in the name “Carter Validus.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in the name “Carter Validus,” a non-transferable, non-assignable, non-exclusive, royalty- free right and license to use the name “Carter Validus” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the name “Carter Validus,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “Carter Validus” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Carter Validus” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, service marks or other marks necessary to remove any references to the word “Carter Validus.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Carter Validus” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the name “Carter Validus” licensed hereunder or the use thereof (including without limitation as to whether the use of the name “Carter Validus” will be free from infringement of the intellectual property rights of third parties. Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the name “Carter Validus.”

6.03    Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of

Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:    Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Blvd., Suite 650
Tampa, Florida 33609
Attention: Chief Executive Officer and President
To the Advisor:    Carter Validus Advisors II, LLC
4890 West Kennedy Blvd., Suite 650
Tampa, Florida 33609
Attention: Chief Executive Officer
To the Partnership:    Carter Validus Operating Partnership II, LP
4890 West Kennedy Blvd., Suite 650
Tampa, Florida 33609
Attention: Chief Executive Officer of Carter Validus Mission Critical REIT II, Inc, its General Partner

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

6.04    Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or assignees.

6.05    Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06    Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Hillsborough County, Tampa.

6.07    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.
6.08    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09    Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10    Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.12    Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of Class A common stock of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

By: /s/ Michael A. Seton
Michael A. Seton
Chief Executive Officer and President

CARTER VALIDUS ADVISORS II, LLC

By: /s/ Kay C. Neely
Kay C. Neely
Chief Financial Officer

CARTER VALIDUS OPERATING PARTNERSHIP II, LP

By: Carter Validus Mission Critical REIT II, Inc., its General Partner

By: /s/ Kay C. Neely
Kay C. Neely
Chief Financial Officer

[Signature Page to Fourth Amended and Restated Advisory Agreement]